                                           Exhibit 10-i

                     AMENDMENT TO
                  SEVERANCE AGREEMENT

     This Agreement is entered into as of January
[NUMBER] by and between Kansas City Power & Light
Company (the "Company") and <FirstName> (the
"Executive").

     WHEREAS, the Company and the Executive have entered into a Severance Agreement as of <SevDate>
(and, as amended as described in the next clause, hereinafter referred to as the "Agreement"); and

     WHEREAS, the Company and the Executive amended the agreement as of <AmendDate> (the "Amendment"); and

     WHEREAS, it has come to the attention of the Company and the Executive that the Agreement contains mutual mistakes which were contrary to the intended purposes of the Amendment, and the Company and the Executive desire to further amend the Agreement in order to correct those mutual mistakes and to more fully reflect the intended purposes of the Amendment.

     NOW, THEREFORE, the Agreement is hereby amended as set forth below.

     Terms which are defined in the Agreement shall have the same meaning in this further amendment.

     1. Section 1 (g) of the Agreement is hereby amended so that the portion preceding paragraph (1) thereof reads as follows:

     (g) "Good Reason" means, without Executive's express written consent, the occurrence of any of the following events after a Change in Control (or after any potential Change in Control under the circumstances described in Clause ( ii) of Section 3 (d) hereof (treating all references in this paragraph (g) to a "Change in Control" as references to a "Potential Change in Control")).

     2.  Section 3 (d) of the Agreement is hereby amended to read as follows:

     (d) For the purposes of this Agreement, the Executive's employment shall be deemed to have been terminated within the Termination Period other than by reason of a Nonqualifying Termination if (i) the Executive's employment is terminated without Cause prior to a Change in Control (or, if later, prior to the consummation of the transaction the approval of which by the Company's stockholders constitutes a Change in Control under Section 1
(d) (III) or (IV) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which or the approval of which by the Company's stockholders would constitute a Change in Control, (ii) the Executive terminates his employment with Good Reason prior to a Change of Control (or, if later, prior to the consummation of the transaction the approval of which by the Company's stockholders constitutes a Change in Control under Section 1 (d) (III) or (IV)) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or, (iii) the Executive's employment is terminated without Cause prior to a Change in Control (or, if later, prior to the consummation of the transaction the approval of which by the Company's stockholders constitutes a Change in Control under Section 1 (d) (III) or (IV)) and such termination is otherwise in connection with or in anticipation of a Change in Control which actually occurs.

     3. Clause (ii) of Section 2 (a) of the Agreement is amended to read as follows:

     "(ii) if a Change in Control shall occur, until 90 days following such Change of Control (or, if later, until the consummation of the transaction the approval of which by the Company's stockholders constitutes a Change in Control under Section 1 (d) (III) or (IV) hereof)."

     4. Clause (ii) of Section 3 (a) (1) of the Agreement is amended by deleting the second occurrence of the phrase "Change in Control" therein and inserting in lieu thereof, the phrase "Date of Termination".

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company and Executive has executed this Amendment as of the day and year first above written.

                         KANSAS CITY POWER & LIGHT COMPANY



                         By:__________________
                              <CEO>



                         _____________________
                                <LastName>